UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2007

WMS INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois	60085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 785-3000

_____________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Conditions

On August 7, 2007, WMS Industries issued a press release relating to its results for the quarter ended June 30, 2007. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.  Shortly after the issuance of the August 7, 2007 press release, WMS Industries Inc. held a conference call with investors, analysts and others further discussing fourth fiscal quarter financial results and financial guidance, including a question and answer period.  A transcript of that conference call is being filed with the SEC as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

This information furnished under “Item 2.02. Results of Operations and Financial Condition”, including the exhibits related thereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On August 6, 2007, our Board of Directors increased the size of its Board of Directors from eight to nine members and, effective September 1, 2007, appointed a new independent director, Mr. Robert J. Bahash. Mr. Bahash was not appointed to any committees of the Board.

Mr. Bahash, 62, is currently Executive Vice President and Chief Financial Officer for The McGraw-Hill Companies (NYSE:MHP), a leading global information services provider meeting worldwide needs in the financial services, education and business information markets. He joined McGraw-Hill in 1974 and progressed through the global organization attaining his present position in 1988, where he directs the corporate-wide finance and information technology functions.

Mr. Bahash will participate in the Company’s Amended and Restated 2005 Incentive Plan (the “2005 Plan”). The 2005 Plan was previously filed as Annex A to our Proxy Statement as filed with the commission on October 26, 2006.  In connection with his appointment to the Board of Directors, Mr. Bahash will be entitled to receive an award of equity compensation.  No grants have been made to Mr. Bahash to date.

The Company and Mr. Bahash also will enter into the Company’s standard form of indemnification agreement for directors and officers. The description of the indemnification agreement is qualified in its entirety by the terms of the Form of Indemnification Agreement, a copy of which has been previously filed as an exhibit to WMS’s Current Report on Form 8-K filed with the Commission on December 15, 2004 and incorporated herein by reference.

A copy of the press release announcing the appointment of Mr. Bahash as a director is attached as Exhibit 99.3 to this Current Report and is incorporated herein by reference.

Item 8.01 Other Events

Additionally, on August 7, 2007, WMS Industries announced that its Board of Directors had authorized the repurchase of up to $50 million of the Company’s common stock.  This authorization, which remains in effect through August 5, 2009, replaces the authorization which would have expired on August 8, 2007.  Pursuant to the authorization, the Company may make purchases from time to time in the open market through block purchases or in privately negotiated transactions.  A copy of the press release is furnished with this Current Report as Exhibit 99.4.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibits	Description
99.1	Press Release of WMS Industries Inc. dated August 7, 2007 Regarding Earnings
99.2	Transcript of WMS Industries Inc. Conference Call held on August 7, 2007
99.3	Press Release of WMS Industries Inc. dated August 6, 2007 Regarding Appointment of a New Director
99.4	Press Release of WMS Industries Inc. dated August 7, 2007 Regarding a New Stock Repurchase Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMS Industries Inc.

/s/ Kathleen J. McJohn
Name: Kathleen J. McJohn
Title: Vice President, General Counsel and Secretary

Date: August 9, 2007

Exhibit Index

Exhibits	Description
99.1	Press Release of WMS Industries Inc. dated August 7, 2007 Regarding Earnings
99.2	Transcript of WMS Industries Inc. Conference Call held on August 7, 2007
99.3	Press Release of WMS Industries Inc. dated August 6, 2007 Regarding Appointment of a New Director
99.4	Press Release of WMS Industries Inc. dated August 7, 2007 Regarding a New Stock Repurchase Plan